                                                                     EXHIBIT 15




To the Board of Directors and Stockholders of Glenayre Technologies, Inc.
Duluth, Georgia

         We are aware of the incorporation by reference in the Registration Statement on Form S-8 of Glenayre Technologies, Inc. for the registration of 2,000,000 shares of its Common Stock under the Glenayre 1996 Incentive Stock Plan of our reports dated August 4, 2003 and April 28, 2003 relating to the unaudited condensed consolidated interim financial statements of Glenayre Technologies, Inc. that are included in its Forms 10-Q for the quarters ended June 30, 2003 and March 31, 2003, respectively.



                                        /s/ Ernst & Young, LLP

Atlanta, Georgia
August 4, 2003